WARRANT PURCHASE AGREEMENT




                                 by and between



                           Quest Resource Corporation
                              a Nevada Corporation
                                 (the "Company")


                                       and

                        Wells Fargo Energy Capital, Inc.
                               a Texas Corporation
                                  ("Purchaser")



                                 Concerning the
                    Purchase of Warrant to Purchase 1,600,000
                      Shares of the Company's Common Stock


                                November 7, 2002


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                                TABLE OF CONTENTS


ARTICLE I. PURCHASE AND SALE OF WARRANT
      Section 1.1.   Sale and Issuance
      Section 1.2.   Purchase; Purchase Price

ARTICLE II. CLOSING DATE; DELIVERY
      Section 2.1.   Closing Date
      Section 2.2.   Payment; Delivery

ARTICLE III. REPRESENTATIONS AND WARRANTIES
      Section 3.1.   Representations and Warranties of the Company
        (a) Organization and Standing: Certificate and By-Laws
        (b) Corporate Power
        (c) Authorization
        (d) Capitalization
        (e) Governmental Consent, etc.
        (f) Offering
        (g) Brokers or Finders
      Section 3.2.   Representations and Warranties of Purchaser
        (a) Investment Intent
        (b) Accredited Investor

ARTICLE IV. CONDITIONS TO CLOSING
      Section 4.1.   Purchaser's Conditions
        (a) Representations and Warranties Correct
        (b) Covenants
        (c) Compliance Certificate
        (d) Consents
        (e) Consummation of Loan Agreement
      Section 4.2    Company's Conditions
        (a) Representations
        (b) Closing of Loan Agreement

ARTICLE V. AFFIRMATIVE COVENANTS OF THE COMPANY
      Section 5.1.   Financial Information
        (a) SEC Reports
        (b) Other Reports
      Section 5.2.   Transactions with Affiliates
      Section 5.3.   Restrictions on Dividend Payments
        (a) Restriction
        (b) Permitted Dividends

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      Section 5.4.   Access
      Section 5.5.   Rule 144 Reporting

ARTICLE VI. THE COMPANY'S INDEMNIFICATION
      Section 6.1.   Indemnification

ARTICLE VII. PUT OPTION
      Section 7.1.   Purchaser's Option to Cause Purchase
        (a) Exercise Notice
        (b) Purchase Price
        (c) Closing
        (d) Purchaser's Representations and Warranties
        (e) Company's Representations and Warranties
      Section 7.2.   Restrictions on Company's Ability to Purchase
        (a) Dividend Restriction
        (b) Restrictions on Certain Capital Transactions
        (c) Continuing Obligation

ARTICLE VIII. MISCELLANEOUS
      Section 8.1.   Governing Law
      Section 8.2.   Survival
      Section 8.3.   Successors and Assigns
      Section 8.4.   Entire Agreement, Amendment
      Section 8.5.   Notices etc.
      Section 8.6.   Delays or Omissions
      Section 8.7.   Counterparts
      Section 8.8.   Severability
      Section 8.9.   Titles and Subtitles
      Section 8.10   Specific Performance
      Section 8.11   Limitation of Liability
Form of Warrant                           Exhibit A






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



                           WARRANT PURCHASE AGREEMENT

      This Warrant Purchase Agreement (the "Agreement") is made and entered into as of November 7, 2002 by and between Quest Resource Corporation, a Nevada corporation (the "Company"), and Wells Fargo Energy Capital, Inc., a Texas corporation ("Purchaser").

      WHEREAS, Purchaser and the Company have entered into a mezzanine revolving credit agreement, as amended from time to time, (the "Loan Agreement") of even date herewith pursuant to which Purchaser is lending (the "Loan") up to $20,000,000 to the Company in exchange for a Subordinated Note in such amount (the "Note"); and

      WHEREAS, as a condition to making the Loan, Purchaser has required the Company to enter into this Agreement;

      NOW; THEREFORE, for and in consideration of the mutual covenants and promises herein contained, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, contract and agree as follows:

                    ARTICLE I. PURCHASE AND SALE OF WARRANT

     Section 1.1. Sale and Issuance. The Company shall sell and issue to Purchaser at the Closing (as hereinafter defined) a warrant ("Warrant") to purchase 1,600,000 shares of its Common Stock, $.001 par value ("Common Stock"), subject to adjustment as provided in the Warrant. The Warrant shall be in the form of Exhibit A attached hereto and incorporated herein. The shares of Common Stock or Other Securities (as defined in the Warrant) into which the Warrant will be exercisable upon payment of the purchase price as set forth in the Warrant are referred to herein as the "Shares."

     Section 1.2. Purchase: Purchase Price. Subject to the terms and conditions set forth herein, for and in consideration of the sale and issuance of the Warrant, Purchaser hereby agrees to enter into the Loan Agreement and consummate the transactions contemplated thereby concurrently with the Closing.

                       ARTICLE II. CLOSING DATE; DELIVERY

     Section 2.1. Closing Date. The closing ("Closing") of the purchase and sale of the Warrant hereunder shall be held simultaneously with the closing of the transactions contemplated by the Loan Agreement (the "Closing Date") or at such other time and place upon which the Company and Purchaser shall agree.

     Section 2.2. Payment: Delivery. At the Closing, the Company will deliver to Purchaser the duly executed Warrant registered in the name of Purchaser, against receipt of the Loan, together with delivery by the Company of such other documents, certificates and opinions of counsel (as to authority only) as may be required to be delivered by the Company to Purchaser as a condition to Purchaser's consummation of this Agreement.


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



                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

     Section 3.1. Representations and Warranties of the Company. In order to induce Purchaser to enter into this Agreement and to extend the Loan contemplated by the Loan Agreement, the Company hereby represents and warrants to Purchaser and each subsequent holder of the Warrant, as follows:

           (a) Organization and Standing: Certificate and By-Laws. The Company is a corporation legally incorporated, duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Company owns or leases property or in which the failure to be so qualified would not have a material adverse affect on the Company's business as currently conducted.

           (b) Corporate Power. The Company has, and will have at the Closing and at all times during which the Warrant is exercisable, all requisite corporate power and authority to execute and deliver this Agreement, to sell and issue the Warrant hereunder, to issue the Shares upon exercise of the Warrant and to carry out and perform its obligations under the terms of this Agreement and the Warrant.

           (c) Authorization. All corporate action necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Warrant and (upon exercise of the Warrant) the Shares and the performance of all of the Company's obligations hereunder and under the Warrant have been taken. This Agreement and the Warrant each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by insolvency, bankruptcy, moratorium or other laws affecting the rights of creditors in general. The Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Warrant, will be validly issued, fully paid and non-assessable. Upon issuance pursuant to the Warrant, the Shares will be free of any liens, claims or encumbrances. The Shares are not subject to any preemptive rights or rights of first refusal.

           (d) Capitalization. The authorized capital stock of the Company consists of (i) 950,000,000 shares of common stock, $.001 par value, of which 12,799,984 shares are issued and outstanding, and (ii) 50,000,000 shares of preferred stock, $.001 par value, of which 10,000,000 shares of Common Stock, $.001 par value, are issued and outstanding as of the date hereof. The outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Company has reserved 1,600,000 shares of Common Stock for issuance upon exercise of the Warrant. Other than the Warrant, and except as described in the Quest Disclosure Schedule to the Agreement and Plan of Reorganization by and among Quest Resources Corporation, STP Cherokee, Inc. and

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


     the Sole Stockholder of STP Cherokee, Inc., dated November 7, 2002, the Company does not have any outstanding capital stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding rights or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company. Except as provided in the Warrant and as described in the Quest Disclosure Schedule to the Agreement and Plan of Reorganization by and among Quest Resources Corporation, STP Cherokee, Inc. and the Sole Stockholder of STP Cherokee, Inc. dated November 7, 2002, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence. The Company is not a party to any agreement (except as set forth in this Agreement) restricting the transfer of any shares of the Company's capital stock.

          (e) Governmental Consent, etc. No consent, approval or authorization of (or designation, declaration or filing with) any governmental authority or the National Association' of Securities Dealers, Inc., on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Warrant and the Shares pursuant hereto, or the consummation of any other transaction contemplated hereby.

          (f) Offering. The offer, sale and issuance of the Warrant, and the issuance of the Shares upon exercise of the Warrant, constitute transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws.

          (g) Brokers or Finders.  The  Company has not  incurred,  and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      Section 3.2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

          (a) Investment Intent. Purchaser is acquiring the Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands and agrees that the Warrant and (upon exercise of the Warrant) the Shares have not been registered under the Securities Act.

          (b) Accredited Investor. Purchaser is an "accredited investor" as defined under Regulation D promulgated under the Securities Act.


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


                        ARTICLE IV. CONDITIONS TO CLOSING

     Section 4.1. Purchaser's Conditions. Purchaser's obligations to purchase the Warrant at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against Purchaser unless specifically consented to in writing:

          (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 3.1 hereof (including any representations of the Company incorporated by reference) shall be true and correct when made, and shall be true and correct on the Closing Date.

          (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

          (c) Compliance Certificate. The Company shall have delivered to Purchaser a certificate of the Company, executed by the President and Secretary of the Company, dated the Closing Date, and certifying, that all representations and warranties of the Company contained in the Agreement are true and correct on the Closing Date as if made on such date, that all conditions to the obligations of Purchaser to close the transactions contemplated by this Agreement have been satisfied or waived in writing by Purchaser and that the Company has complied with all covenants or obligations set forth in this Agreement.

          (d) Consents. Any consent, approval, authorization or order of any court or governmental agency or administrative body required for the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall be in effect on the Closing Date.

          (e) Consummation of Loan Agreement. The Company shall have satisfied all conditions precedent to the obligation of the Purchaser to advance funds under the Loan Agreement in compliance with all applicable laws.

     Section 4.2. Company's Conditions. The Company's obligation to sell and issue the Warrant at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

          (a) Representations.  The representations made by Purchaser in Section
     3.2 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

          (b) Closing of Loan Agreement. The Loan contemplated by the Loan Agreement shall have been consummated in accordance with the terms of such commitment.

                 ARTICLE V. AFFIRMATIVE COVENANTS OF THE COMPANY

     Section 5.1. Financial Information. The Company will mail to the holder of the Warrant or Shares:




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           (a) SEC  Reports.  The  Company  shall  promptly  mail  copies of all quarterly and annual reports and of the information, documents and other reports which the Company is required to file with the Securities and Exchange Commission (the "Commission"), exclusive of any exhibits to such reports and exclusive of registration statements on Form S-8.

           (b) Other Reports. If at any time after the date hereof the Company is not subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company shall provide or cause to be provided to the holder all of the following, in form and detail satisfactory to the holder:

                (i) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of the Company, prepared by a recognized independent accounting firm acceptable to the holder, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with an unqualified opinion;

                (ii) not later than 45 days after and as of the end of each calendar quarter, a financial statement of the Company, prepared by the Company, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, certified by a senior financial officer; and

                (iii) from time to time such other information as the holder may reasonably request.

      Section 5.2. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than the Company would obtain in a comparable arm's-length transaction with a person not an Affiliate, or (ii) issue, or agree to issue, any shares of capital stock (including rights or warrants with respect thereto) or stock appreciation rights, stock benefit plans, phantom stock rights or plans or any similar plans or rights or other rights measured by earnings, profits, or revenues of the Company or its Subsidiaries to any Affiliate including shareholders, directors and officers and their respective Affiliates, unless such transaction is fair to the Company and is not materially adverse to the rights to the holder of the Warrant. If a transaction referred to in subsection (i) or (ii) hereof is approved by a majority of Independent Directors (for example, if the Company has four directors - two of which are Independent Directors and two of which are not - and a transaction is approved by a majority of the directors including both Independent Directors, that approval constitutes a majority of Independent
Directors), such approval shall be presumptive evidence that such transaction complies with the provisions of this Section. As used herein, an Independent Director shall mean any director who is not an officer or employee of the Company and who does not beneficially own more than 5% of any outstanding class or series of capital stock of the Company and who is not related by blood or marriage to any of the foregoing. As used herein, "Affiliate" has the meaning set forth in Article VII of the Warrant, except that as long as any of the

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Shareholders  are  stockholders of the Company,  such  Shareholders  and each of their respective Affiliates shall be deemed Affiliates of the Company, and Purchaser and its direct and indirect wholly-owned subsidiaries and the Persons that directly or indirectly own Purchaser shall not be deemed Affiliates of the Company.

      Section 5.3. Restrictions on Dividend Payments.

           (a) Restriction. For so long as the Warrant is outstanding and except as provided in 5.3(b), the Company shall not pay any dividends with respect to its Common Stock (other than dividends payable in shares of its Common Stock) out of its surplus or otherwise or return any capital to its stockholders as such or authorize or make any other distribution, payment or delivery of property or cash to its holders of Common Stock as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (otherwise than in exchange for, or from the proceeds of the substantially concurrent sale of, other shares of capital stock of the Company), any shares of any class of its Common Stock now or hereafter outstanding.

           (b) Permitted Dividends. The Company may pay dividends to the holders of its Common Stock, provided that (i) contemporaneously with the declaration of any such dividend, the Company will set aside for payment to the holder of the Warrant an amount equal to the total Dividend Amount (as hereinafter defined) payable to the holder of the Warrant and (ii) on the date of payment of such dividend, will pay to the holder of the Warrant the Dividend Amount. Such payment shall be made by Company check to the holder of the Warrant at the address of the holder as reflected on the Warrant holders' List. As used herein, the Dividend Amount shall equal the dividend declared or paid (as the case may be) with respect to one share of Common Stock multiplied times the Dilution Factor (as defined in the Warrant) on the date of declaration or payment.

      Section 5.4. Access. The Company will allow, and will cause its subsidiaries to allow, any holder of the Warrant or proposed Permitted Transferee (as defined in the Warrant), and their respective representatives, upon two Business Days prior telephonic notice, to visit and inspect any of its property, to examine its books of record and account, and to discuss its affairs, finances and accounts with its officers, provided, (i) such person signs a customary confidentiality agreement if requested by the Company and (ii) the examination will not unreasonably disrupt, in any material manner, the operations of the Company.

      Section 5.5. Rule 144 Reporting. The Company agrees that from and after the date it registers any class of its securities under Section 12(b) or 12(g) of the Exchange Act, it shall use its commercially reasonable efforts to:

           (a) Make and keep "adequate public information" available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof, and

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.


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


                    ARTICLE VI. THE COMPANY'S INDEMNIFICATION

     Section 6.1. Indemnification. The Company will indemnify and hold harmless Purchaser, and its respective officers, directors, employees, agents, representatives and affiliates (collectively "Indemnitees") from and against any and all expenses, claims, charges, losses, damages, fines or penalties, including without limitation reasonable attorneys' fees incurred in defending or resisting any claims, actions or proceedings or in enforcing this indemnity (hereinafter "Damages"), that an Indemnitee may suffer, sustain, incur or become subject to, whether directly or indirectly, arising out of, based upon, resulting from any violation or inaccuracy of any representations, warranties, obligations or covenants of the Company set forth in this Agreement other than with respect to Damages resulting from Purchaser's own gross negligence or willful misconduct.

                             ARTICLE VII. PUT OPTION

     Section 7.1. Purchaser's Option to Cause Purchase. From and after the earlier to occur of the three-year anniversary of the Closing Date and the date the Note is paid in full ("Commencement Date") but before the fifth anniversary of the Closing, Purchaser shall have the right and option to cause the Company to purchase all (and not any portion) of the Warrant, in the following manner:

           (a) Put Exercise Notice. In order to exercise its right and option to cause the Company to purchase the Warrant, the Purchaser desiring to cause the Company to purchase the Warrant (a "Selling Holder"), shall notify ("Put Exercise Notice") the Company of its intent to sell the Warrant to the Company. The Put Exercise Notice shall specify the proposed closing date of such purchase which shall be a Business Day at least fifteen (15) and no more than forty-five (45) Business Days from the date of such notice.

           (b) Purchase Price. The purchase price (the "Put Purchase Price") for the Warrant shall be the lesser of (i) $2,500,000 or (ii) an amount equal to the amount when aggregated with all amounts received by Purchaser as interest (including, without limitation, interest on past due principal or interest) on the Advances and all other Loans (as such terms are defined in the Loan Agreement) made pursuant to the Loan Agreement and all other amounts received by Purchaser pursuant to the terms of the Loan Agreement and which constitutes interest pursuant to Chapter 305 of the Texas Finance Code shall equal the amount of money Purchaser would have received as interest if such Advances and other Loans had borne interest at the rate of eighteen percent (18%) per annum calculated on the basis of a year of 365 or 366 days, as the case may be, from the respective date of each Advance or other Loan through the date of repayment thereof.

           (c) Closing. The closing shall be held at the principal executive offices of the Company at 10:00 a.m., local time on the date specified in the Put Exercise Notice, or such other time and place as the Selling Holder and the Company shall agree in writing. At the closing, the Company shall pay the Selling Holder the purchase price by cashier's check or wire transfer of immediately available funds. The Selling Holder shall deliver the Warrant duly endorsed for transfer to the Company.


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


          (d) Purchaser's Representations and Warranties. At the closing, the Selling Holder shall make customary representations and warranties as to the following, and shall not be required to make any additional representations or warranties:

               (i) That Selling Holder has the power and authority to transfer the Warrant to the Company;

               (ii) That the transfer of the Warrant has been duly authorized by the Selling Holder; and

               (iii) That the Warrant will be transferred to the Company free and clear of any liens, claims, pledges, and encumbrances

          (e) Company's Representations and Warranties. At the closing, the Company shall make customary representations and warranties as to the following, and shall not be required to make any additional representations or warranties:

               (i) That the Company has the power and authority to purchase the Warrant from the Selling Holder;

               (ii) That the purchase of the Warrant has been duly authorized by the Company;

               (iii) That the purchase of the Warrant is in compliance with applicable state corporate laws governing the Company's repurchase of its securities;

               (iv) That the Warrant is not being purchased with a view toward distribution in violation of applicable securities laws; and

               (v) That purchase of the Warrant does not render the Company insolvent.

      Section 7 .2. Restrictions on Company's Ability to Purchase.

          (a) Dividend Restriction. Whenever the Warrant is required to be purchased by the Company pursuant to this Agreement, if the Company shall not be able lawfully to purchase the entire Warrant on the closing date under the provisions of applicable state corporate law dealing with impairment of surplus, the Company shall purchase on the closing date so much of the Warrant as it may lawfully purchase. In the event the Company purchases less than all of the Warrant on the closing date, then the Company shall not, without the written consent of the Selling Holder, pay dividends, distributions or other payments to any stockholder or make any loans to stockholders, other than reasonable salary and benefits payments, until the remainder of the Warrant is purchased in accordance with the terms of this Agreement.

          (b) Restrictions on Certain Capital Transactions. The Company will not, without the written consent of the holder of the Warrant, increase the par value of any Shares or effect a transfer from the retained earnings account of the Company to the capital or additional paid

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


      in capital accounts of the Company if, at the time of such transfer and after giving effect thereto and to any concurrent or then contemplated transactions, the ability of the Company to lawfully discharge its obligations to purchase the Warrant pursuant to this Agreement would be materially or adversely impaired.

           (c) Continuing Obligation. If the Company is unable on the closing date lawfully to purchase all of the Warrant, the obligation of the Company to purchase such portion of the Warrant that the Company could not lawfu1ly purchase shall continue until such time as the Company may lawfully discharge such obligation; provided, however, that the purchase price shall be increased by an amount equal to interest on the purchase price at the rate of 14% per annum.

                           ARTICLE VIII. MISCELLANEOUS

     Section 8.1. Governing Law. This Agreement shall be governed in all respects by the internal laws of the state of Texas.

     Section 8.2. Survival. The representations., warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.

     Section 8.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Neither this Agreement nor the Purchaser's rights hereunder may be transferred or assigned, except to a person to whom the Warrant is transferred or assigned pursuant to Section 5.1 of the Warrant.

     Section 8.4. Entire Agreement, Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     Section 8.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at 1000 Louisiana, Suite 600, Houston, Texas 77002: with a copy to Henderson & Hammon, L.L.P., 1201 Louisiana, Suite 550, Houston, Texas 77002, Attention: J. Randle Henderson, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of the Warrant or Shares, at such address as the holder shall have furnished the Company in writing, or, until the holder so furnishes an address to the Company, then to and at the address of the last holder of such Warrant or Shares who has so furnished an address to the Company, or (c) if to the Company, 914 N.W. 73rd Street, Oklahoma City, OK 73116, or at such other address as the Company shall have furnished to

Purchaser.

     Section 8.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of the Warrant or any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     Section 8.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement.

     Section 8.8. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     Section 8.9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     Section 8.10 Specific Performance. The Company acknowledges that any breaches of the agreements and covenants contained in of this Agreement would cause irreparable injury to Purchaser for which Purchaser would have no adequate remedy at law. In addition to any other remedy that Purchaser may be entitled to, the parties agree that Purchaser shall be entitled to the remedy of specific performance.

     Section 8.11 Limitation of Liability. No provision hereof, in the absence of affirmative action by Purchaser or holder of the Warrant to exercise the Warrant and purchase the Registration Shares (as defined in the Warrant), and no enumeration herein of the rights or privileges of Purchaser or the holder of the Warrant shall give rise to any liability of Purchaser or the holder of the Warrant as a shareholder of the Company whether such liability is asserted by the Company, its creditors or others.

      The foregoing Agreement is hereby executed as of the date first above written.



                              QUEST RESOURCE CORPORATION


                              By:      /s/ Douglas L. Lamb
                                    ------------------------------------
                                    Douglas L. Lamb
                                    President


                              By:      /s/ Jerry D. Cash
                                    ------------------------------------
                                    Jerry D. Cash
                                    Treasurer/Chief Financial Officer



                              WELLS FARGO ENERGY CAPITAL, INC.


                              By:      /s/ Clayton Taylor
                                    ------------------------------------
                                    Clayton Taylor
                                    Assistant Vice President



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